UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______ )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FIRST MCMINNVILLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
A Letter to Our Shareholders
March 14, 2007
Dear Shareholder:
     You are cordially invited to attend the 2007 Annual Meeting of Shareholders of First McMinnville Corporation (the “Company”) to be held on April 10, 2007, at 2:30 o’clock p.m., local time, in the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee. At the Annual Meeting, Shareholders of record and beneficial owners as of March 14, 2007, will be entitled to vote upon the election of Directors who will serve until their successors have been elected and qualified. Second, the Shareholders will vote on the proposed ratification of independent auditors for the Company as recommended by the Audit Committee. Finally, the Shareholders will vote on any other business that may properly come before the Annual Meeting. Presently, the Company is unaware of any other business that might properly be raised at the Annual Meeting and our bylaws limit the ability of Shareholders to propose business, or to nominate Directors, from the floor of the meeting.
     The enclosed Proxy Statement describes the proposed election of Directors in Director Class I and Director Class II. They are Thomas D. Vance and Mark A. Pirtle (both in Director Class I) and John Gregory Brock, Arthur J. Dyer, Rufus W. Gonder, G. B. Greene, and Robert W. Jones (all in Director Class II). The Proxy Statement also describes the proposed ratification of the Audit Committee’s appointment of Maggart & Associates, P.C., as the Company’s independent auditors for this year, and it contains other information about the Annual Meeting. Please read these materials carefully. It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please complete the enclosed proxy sheet and return it in the enclosed envelope without delay. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you wish by following the instructions set forth in the accompanying Proxy Statement by giving appropriate notice at any time before your proxy is voted.
     On behalf of your Board of Directors, I urge you to vote FOR Proposals 1 and 2 which are described in the Proxy Statement and set forth on the Proxy Sheet. If you have any questions about any matter related to our Company or First National Bank, I trust that you will call us.
     The Company wishes to acknowledge the outstanding service of Mr. Charles C. Jacobs, retired Chief Executive Officer and Mr. Dean I. Gillespie, retired Director. We want to thank each of them for their years of dedication to both the Company and the Bank. In my first year as President and Chief Executive Officer, I look forward to seeing you at the Annual Meeting.

Sincerely,

FIRST MCMINNVILLE CORPORATION

/s/ Thomas D. Vance

Thomas D. Vance, President & CEO

FIRST MCMINNVILLE CORPORATION
200 East Main Street
McMinnville, Tennessee 37110
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO:	Our Shareholders

DATE:	Tuesday, April 10, 2007

TIME:	2:30 p.m., Local Time in McMinnville, Tennessee (Central Time)

PLACE:	First National Bank’s Board Room
200 East Main Street
McMinnville, Tennessee 37110
ITEMS OF BUSINESS:
1)	To elect the following Directors: Thomas D. Vance and Mark A. Pirtle (both in Director Class I) to serve terms of two years and John Gregory Brock, Arthur J. Dyer, Rufus W. Gonder, G. B. Greene, and Robert W. Jones (all in Director Class II), to serve terms of three years. Each Director is expected to serve his stated term and to serve until his successor has been elected and qualified;

2)	To ratify the Audit Committee’s selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2007; and

3)	To conduct other business properly brought before the Annual Meeting. Execution of a proxy confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with such proxy holder’s best judgment on such other business, if any, as may properly come before the Annual Meeting or any postponement or adjournment thereof.

ELIGIBILITY:	You can vote if you were a Shareholder of record at the Company’s close of business on March 14, 2007.

ADJOURNMENT:	If necessary, your proxy will be voted to adjourn the Annual Meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

MAILING DATE:	This Proxy Statement and the Company’s Annual Report for the year ended December 31, 2006, together with the form of proxy for the Annual Meeting, are first being mailed to Shareholders on or about March 21, 2007.
By Order of the Board of Directors
/s/ Cindy Swann
Cindy Swann, Secretary
McMinnville, Tennessee
March 21, 2007
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY SHEET TODAY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

First McMinnville Corporation
Annual Meeting of Shareholders
 -ii-

FIRST MCMINNVILLE CORPORATION
2007 ANNUAL MEETING OF SHAREHOLDERS
April 10, 2007
2:30 P.M.
PROXY STATEMENT
INFORMATION ABOUT THE 2007 ANNUAL MEETING AND VOTING
General Information
This Proxy Statement and form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of First McMinnville Corporation (“our Company” or “First McMinnville Corporation”) for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company or at any adjournment or postponement thereof.
The Annual Meeting is scheduled to be held in the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, on Tuesday, April 10, 2007, at 2:30 o’clock p.m. local time. (All times are Central Time.) The Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about March 21, 2007. The Company’s Annual Report to Shareholders for the year ended December 31, 2006, is being mailed to shareholders with the mailing of this Proxy Statement. This Proxy Statement summarizes information that will help you vote in an informed manner. A proxy sheet (the pastel blue page) is included for your use, together with a postage prepaid return envelope.
The items of business scheduled to be voted on at the Annual Meeting are:
•	The election of the following directors: Thomas D. Vance and Mark A. Pirtle (both in Director Class I) to serve terms of two years and John Gregory Brock, Arthur J. Dyer, Rufus W. Gonder, G. B. Greene, and Robert W. Jones (all in Director Class II), to serve terms of three years. Directors in Director Class I are expected to serve until the 2009 Annual Meeting of Shareholders and directors in Director Class II are expected to serve until the 2010 Annual Meeting of Shareholders. Each director is also expected to serve and until his successor has been elected and qualified; and

•	The ratification of the Audit Committee’s decision to select Maggart & Associates, P.C., as our Company’s independent auditors for our fiscal year ending December 31, 2007.
Our Board recommends that you vote your shares “FOR” both of these proposals.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth in this document since the date of mailing this Proxy Statement.
The Board of Directors has not adopted a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting immediately following the Annual Meeting and, historically, virtually all of the Company’s directors attend the Annual Meeting.
Although we may make reference to our website address in this proxy statement, it is intended as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Voting Rights, Outstanding Shares and Quorum
Only stockholders who owned our common stock at the close of business on March 14, 2007 (the “record date”) are entitled to vote at the Annual Meeting. On this record date, we had 1,036,398 shares of our common stock outstanding.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if at least a majority of the outstanding shares are represented in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
Each share of our common stock that you own entitles you to one vote. The proxy sheet indicates the number of shares of our common stock that you own. The inspector of election will count votes for the meeting, and will separately count “For” and “Against” votes, abstentions and broker non-votes. With respect to the election of directors, stockholders can vote “For” the entire slate, “Withhold Authority” against the entire slate, or against any particular nominee by striking through such person’s name on the proxy sheet. You may vote “For,” “Against,” or “Abstain” with respect to any other proposal. The properly nominated person(s) receiving the most votes for director(s) will be elected. The other proposal will be approved if more votes are cast “For” than “Against.” Nominations from the floor of the Annual Meeting are not permitted.
If your broker holds your shares as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules on which a broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. This year, broker non-votes will not have any effect on either of the matters scheduled to be presented to the shareholders.
You may vote in one of the following ways:
•	You may attend the 2007 Annual Meeting and vote in person; or

•	You may complete, date, sign and return the enclosed proxy sheet.
We will announce preliminary voting results at the Annual Meeting and publish final voting results in our quarterly report on Form 10-Q for the second quarter of 2007.
Solicitation
The Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. The Company will bear the entire cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy sheet and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by directors, officers or other employees of our Company. We will not pay our directors and employees any additional compensation for soliciting proxies. Presently, we have not engaged a third-party proxy solicitation firm, but we reserve the right to do so in the discretion of the Board of Directors.
Revocability of Proxies
Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is voted on any of the first two proposals listed on your proxy sheet. You may revoke your proxy on or before the business day next preceding the Annual Meeting by physically delivering a written notice of revocation or another duly executed proxy bearing a later date to the Company’s Main Office, at the address given below for the Company, to Ms. Cindy Swann, Board Secretary. You may also revoke your proxy by attending the Annual Meeting and voting in person. However, your revocation must actually be received by the Board Secretary before the time that your proxy is first voted on any specified item of business at the Annual Meeting. Merely attending the Annual Meeting does not automatically revoke your proxy; you must give notice to the Board Secretary.
Stockholder Proposals
If you have a proposal or director nomination that you would like included in our proxy statement and form of proxy for, or to be presented at the 2008 Annual Meeting of Stockholders, please refer to the section entitled “Shareholder Proposals and Nominations for the 2008 Annual Meeting.” The 2008 Annual Meeting is expected to be held on Tuesday, April 8, 2008.
Shareholder Questions and Availability of Company Information
If you have any questions about the Annual Meeting or the procedure for granting, voting or revoking your proxy, you should contact:
Investor Services — Ask for Mr. Tom Vance or Ms. Cindy Swann.
First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
Shareholders, Banks and Brokers (call collect): (931) 473-4402
If you need additional copies of this proxy statement or voting materials, please contact First McMinnville Corporation’s Investor Services Department as described above. Also, shareholders may request a free copy of our 2006 Annual Report Form 10-K, after it is filed with the SEC on or about March 30, 2007, from Investor Services Department at the above address. The Company will also furnish shareholders any exhibit to the Form 10-K for 2006 if specifically requested. A copy of or links to the report will also be posted on the Company’s website at www.fnbmt.com.
Certain other records of our Company are available for inspection and copying by our shareholders during regular business hours at the Company’s Main Office located at 200 East Main Street, McMinnville, Tennessee 37110. To make sure that someone is available to help you, please make an appointment with Ms. Cindy Swann, who works with Investor Services, by calling her at (931) 473-4402. Records available for inspection include our charter, our bylaws, our Audit Committee Charter, and our Code of Ethics. Links to the filings of our directors and officers under Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and much of this other information are also available on the Company’s website at www.fnbmt.com.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information about our Board of Directors
The Board of Directors represents the interests of our stockholders by overseeing the chief executive officer and other members of senior management in the operation of the Company. The Board’s goal is to optimize long-term value by providing guidance and strategic oversight to the Company on our shareholders’ behalf. Generally, we require that our directors have extensive business experience, outstanding reputations in their industries, diverse views, knowledge of the communities in which we operate, and an understanding of financial matters. We believe that all of our directors satisfy these requirements.
According to our Company’s charter, our Board must consist of between five and twenty-five directors, with the exact number to be set by the Board of Directors. Currently, our Board has eleven directors. Director Class I has one member (to be expanded to three members if the shareholders elect Mr. Vance and Mr. Pirtle at the 2007 Annual Meeting). Director Class II has five members, all of whom are standing for re-

election this year. Director Class III has three members. Every year, one of the three Director “Classes” stands for election by our shareholders to serve for three-year terms and until each such person’s successor has been elected and qualified, or until their resignation, death, or removal. If a person is nominated for a Class that is not customarily elected that year, that person is elected for a term that will expire in the year that her or his Class is customarily elected. This year, Thomas D. Vance and Mark A. Pirtle are standing for election in Director Class I. This Class will serve until the next election of Director Class I in 2009. John Gregory Brock, Arthur J. Dyer, Rufus W. Gonder, G. B. Greene, and Robert W. Jones are standing for election in Director Class II. This Class will serve until the next election of Director Class II in 2010.
Any director may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the Company then entitled to vote at an election of directors; provided, that if the holders of any class or series of capital stock are entitled by the provisions of the Company’s charter to elect one or more directors, then such director or directors so elected may be removed only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote at an election of such director or directors. Any director may resign at any time upon written notice to the Company. In addition, any director may be removed for cause by a majority of the entire Board and as otherwise expressly specified by law.
Vacancies and newly created directorships resulting from any increase in the total number of directors established by the Board may be filled by the affirmative vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which she or he is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of her or his predecessor. Each director so chosen shall hold office until the next annual meeting and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Whenever holders of any class or classes of stock or series thereof are entitled by the provisions of the charter to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by the affirmative vote of the majority of the total number of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
Our Board meets monthly and at call for special meetings. Directors may act at a meeting, may use modern communications devices to hold meetings, and may also act by written consent. The Board of Directors held twelve regular meetings and one special meeting last year. A majority of the members constitutes a quorum and a majority of those directors who are present and voting at a meeting can generally cast the deciding vote on each matter considered. Directors cannot vote or act by proxy in connection with a Board meeting. Directors may act by written consent in accordance with law. In 2006, all directors attended 75% or more of Board meetings and of the committees to which they had been assigned. In 2006, the Company’s directors were paid a fee of $1,000 for each meeting of the Board. Each committee member received $200 for each meeting of a Board committee to which they have been appointed and which they attended (except that employee directors are not paid for committee meetings). Generally, these meetings involve many hours and include both First National Bank and First McMinnville Corporation Board meetings. However, attendance at the December meeting is not required for a director to receive board fees. Customarily, all Board meetings are held jointly with the Board of Directors of our subsidiary, First National Bank.
The Company has adopted a Code of Ethics which is applicable to all directors, officers and other employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available for inspection as described on page 3 of these materials at “Shareholder Questions and Availability of Company Information.” The Company intends to give notices of amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s directors, chief executive officer, principal financial officer or principal accounting officer) by appropriate filings on Form 8-K.
Shareholders may communicate with our Board by sending a letter to the Board of Directors, First McMinnville Corporation, Attention: Chairman, at 200 East Main Street, McMinnville, Tennessee 37110. Communications intended for non-management directors should be directed to the Chair of the Audit Committee at such address. Please refer to “Delivery of Proposals and Nominations,” below.

Our non-management directors reserve the right to meet at regularly scheduled executive sessions and may hold such additional executive sessions as they determine necessary or appropriate. No such meetings were deemed necessary or held in 2006.
Information about the 2007 Elections
The Board acts as its own nominating committee. In that capacity, the Board has nominated Thomas D. Vance and Mark A. Pirtle (both for election in Director Class I) and John Gregory Brock, Arthur J. Dyer, Rufus W. Gonder, G. B. Greene, and Robert W. Jones (all for election in Director Class II). Messrs. Vance and Pirtle are standing for election for the first time. If elected, they will serve until the 2009 Annual Meeting, which is when Director Class I stands again for re-election or until his successor is elected and has qualified, or until his death, resignation or removal. Messrs. Brock, Dyer, Gonder, Greene, Jacobs, and Jones are incumbent directors. If elected, they will serve until the 2010 Annual Meeting, which is when Director Class II stands again for re-election or until his successor is elected and qualified, or until his death, resignation or removal. The Company’s Board has not adopted a nominating committee charter or other formal procedure for nominating directors. The Board did not hire any director search firm in 2006 or 2007 and, accordingly, paid no fees to any such company. The Company could, but does not expect to, hire such a firm in the future.
Our stockholders elect directors by a plurality of the votes of the shares represented in person or by proxy at the meeting and entitled to vote in the election of directors. Shares represented by executed proxies will be voted for the election of Messrs. Brock, Dyer, Gonder, Greene, Jones, Pirtle, and Vance, unless authority to vote in favor of the nominees is withheld. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, your proxy may be voted for another nominee proposed by the Board, or the Board may reduce the number of authorized directors.
Nominations to the Board of Directors can also be made by shareholders. However, although shareholders can nominate directors, nominations must be made before the meeting and must contain information that the other shareholders would need to make an informed decision about the nominees. These procedures are set forth in the Company’s bylaws, and a copy of the procedures can be obtained by shareholders from the Company’s Investor Services Department, as set forth above. Please refer to “Shareholder Proposals and Nominations for the 2008 Annual Meeting,” below.
Similarly, business cannot be proposed from the floor of the Annual Meeting and, if so proposed, it is supposed to be deemed to be out of order by the chairperson of the Annual Meeting. The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment (“discretionary authority”) to the extent that the Company’s charter and bylaws permit such consideration. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement, subject to any restrictions set forth in the Company’s charter and bylaws. For these reasons, the Board deems it unlikely that “other business” can properly be raised at the Annual Meeting.
BIOGRAPHIES OF THE NOMINEES FOR ELECTION AT THE 2007 ANNUAL MEETING
AND OF OUR OTHER BOARD MEMBERS
We provide below a short biography of the Director-Nominee and of each Director whose term of office will continue after the Annual Meeting. The persons listed below are all current members of the Company’s Board of Directors. The Board unanimously recommends that you vote FOR the election of Messrs. Brock, Dyer, Gonder, Greene, Jones, Pirtle, and Vance.

Name, Age, and Principal Occupation
During the Past Five Years
Board Members Standing for Election or Re-Election This Year
JOHN GREGORY BROCK is 51 years old. He is a major shareholder of Apex Construction Company. Mr. Brock has served as a Director since 1993. He is a member of Director Class II.
ARTHUR J. DYER is 55 years old. He is President of Metal Products Company. Mr. Dyer has served as a Director since 1999. Mr. Dyer is a member of Director Class II.
RUFUS W. GONDER is 52 years old. He is a Certified Public Accountant whose practice is headquartered in McMinnville, Tennessee. Mr. Gonder has served as a Director since 1999. He is a member of Director Class II.
G. B. GREENE is 67 years old. He is the president of Womack Printing Co. Mr. Greene has served as a Director since 1984. He is a member of Director Class II.
ROBERT W. JONES is 78 years old. He is the retired former Chairman of First McMinnville Corporation. Mr. Jones has served as a Director since 1984. He is a member of Director Class II.
MARK A. PIRTLE is 55 years old. He operates numerous automobile dealerships in Southern Middle Tennessee. He has served as a Director since 2006. He is a member of Director Class I.
THOMAS D. VANCE is 52 years old. Mr. Vance has been employed in the financial services industry, primarily with commercial banks, for approximately 25 years. He was hired by the Company and the Bank in 2006 and first elected to their respective Boards of Directors in that year. He presently serves as the President and Chief Executive Officer of both the Company and First National Bank of McMinnville. Mr. Vance is a member of Director Class I.
Board Members Continuing In Office
CHARLES C. JACOBS is 68 years old. He is the retired former Chairman and Chief Executive Officer of the Company. Mr. Jacobs served as an employee and officer with First National Bank of McMinnville for thirty-eight years and served as an officer and Director of the Company starting in 1985. Mr. Jacobs has extensive financial services business experience. He served as the Bank’s and the Company’s chief executive officer from 1994 through the end of February of 2007. Mr. Jacobs is a member of Director Class III.
C. LEVOY KNOWLES is 53 years old and the sole member of Director Class I. Mr. Knowles is the Chief Executive Officer of Ben Lomand Rural Telephone Cooperative. Mr. Knowles has served as a Director of First McMinnville Corporation since 1999.
J. DOUGLAS MILNER is 59 years old. He is the President of Middle Tennessee Dr. Pepper Bottling Company. Mr. Milner has served as a Director since 1995. He is a member of Director Class III.
CARL M. STANLEY is 71 years old. He is the Chief Manager of Burroughs-Ross-Colville Company, LLC, a lumber products business, and he was the president of the predecessor of that company. Mr. Stanley has served as a Director since 1984. He is a member of Director Class III.

Directors’ Compensation

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Non Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Director	Cash	Awards	Awards	Compensation	Earnings	Compen-sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
J. G. Brock	$13,200	-0-	-0-	-0-	-0-	-0-	$13,200
Arthur J. Dyer	$14,800	-0-	-0-	-0-	-0-	-0-	$14,800
Dean I. Gillespie	$2,200	-0-	-0-	-0-	-0-	-0-	$2,200
Rufus W. Gonder	$14,800	-0-	-0-	-0-	-0-	-0-	$14,800
G.B. Greene	$15,400	-0-	-0-	-0-	-0-	-0-	$15,400
Charles C. Jacobs	$13,000	-0-	-0-	-0-	-0-	-0-	$13,000
Robert W. Jones	$14,400	-0-	-0-	-0-	-0-	-0-	$14,400
C. Levoy Knowles	$14,600	-0-	-0-	-0-	-0-	-0-	$14,600
J. Douglas Milner	$16,000	-0-	-0-	-0-	-0-	-0-	$16,000
Mark A. Pirtle	$8,600	-0-	-0-	-0-	-0-	-0-	$8,600
Carl M. Stanley	$16,200	-0-	-0-	-0-	-0-	-0-	$16,200
Thomas D. Vance	$6,000	-0-	$32,519 (1)	-0-	-0-	-0-	$38,519
Notes to Preceding Table

(1)	In accordance with SFAS 123R, this amount represents the aggregate grant date fair value of Mr. Vance’s 3,000 share stock option grant. The options to purchase shares of the Company’s common stock were and are scheduled to vest as follows: options for 1,000 shares vested on August 1, 2006, and options for 1,000 shares vest on each of August 1, 2007 and August 1, 2008. Mr. Vance has exercised options for 19 shares.

The Committees of the Board of Directors
Under our Company’s bylaws, the Board of Directors may, by resolution, designate one or more committees. Each committee must consist of one or more of the directors of the Company. To the extent provided in such resolution or in the Company’s bylaws, a committee may exercise the powers of the Board of Directors in the management and affairs of the Company, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.
During 2006, and at present, our Board has multiple standing committees. Generally, these committees are joint committees with First National Bank. They include the Executive Committee, the Audit Committee, and the Compensation Committee. The Board serves as its own nominating committee. The reports and minutes of these committees are to be received and considered by the Company’s Board of Directors at its regular meetings. The Board of Directors has established, and may establish in the future, other and different committees from time to time. The following table contains information concerning these committees and their activities as they relate strictly to the Company.

Name of Committee /
Members	Function of the Committee
Executive Committee 2006 Company Membership: Carl M. Stanley G. B. Greene J. Douglas Milner Charles C. Jacobs	Generally the executive committee is authorized to perform a wide variety of functions for the Company’s board and to act for and on behalf of the full board of directors when the board of directors is not in session. The committee also recommends administrative procedures and practices to the entire board.

However, this Committee may not:
	1.	Authorize or declare dividends.
	2.	Submit matters to a vote of shareholders.
	3.	Fill vacancies on the board or any of its committees.
	4.	Amend the charter or adopt, amend or repeal the bylaws.
	5.	Authorize a plan of merger, share exchange, liquidation, dissolution, etc.
	6.	Authorize or approve the issuance or sale of Company stock.

This committee met nine times in 2006.

Compensation Committee	For the Company, this committee:

2006 Company Membership:	1.	Makes recommendations to the full board of directors on executive compensation and other compensation issues.
Carl M. Stanley	2.	Reviews and considers compensation plans for directors, executive officers, and other employees.
G. B. Greene J. Douglas Milner	3.	Evaluates the performance of executive and other officers and employees, with a view towards profitability, long-term growth and trends, regulatory factors and ratings, and perceived performance.

This committee met once in 2006.

Name of Committee /
Members	Function of the Committee
Audit Committee	As to both the Company and First National Bank:
(Joint with Bank’s Audit Committee)	1	Engages, determines the compensation of, and oversees the independent external auditors and the internal auditors.
2006 Membership:	2	Reviews the independence of the external auditor.
	3	Reviews and approves the scope and adequacy of audit plans.
Arthur J. Dyer	4	Reviews the scope and adequacy of internal controls.
Dean I. Gillespie* Rufus W. Gonder	5	Approves significant accounting principles, concepts, and practices related to the financial statements.
Mark A. Pirtle*	6	Reviews the Bank’s financial results and the Company’s financial results and SEC filings.
*Mr. Gillespie did not stand for re-election at the 2006 Annual Meeting of Shareholders; Mr. Pirtle joined the Audit Committee in August of 2006. Due to Mr. Pirtle’s relatively high percentage of beneficial ownership, he voluntarily chose to step down from this Committee in February, 2007. Mr. J. Douglas Milner has been chosen to replace Mr. Pirtle for the Audit Committee, with March 2007 as his last attendance.	7	Reviews the internal and external audit program with the goal of assuring that the Company’s and the Bank’s audit plans, policies and practices are appropriate.
	8	Reviews audit fees.
	9	Supervises matters relating to internal and external audit functions, including the approval of all auditing and non-auditing services performed by the independent auditors and any other auditing or accounting firms.
	10	Reviews and sets internal policies and procedures regarding audits, accounting and other financial controls, including the loan review function.
	11	Approves, reviews, and determines the adequacy of the Company’s Audit Committee Charter.

	This Committee met five times in 2006.
When acting as its own nominating committee, the Board reviews the membership of the Boards of both the Company and First National Bank, giving consideration of the availability of other qualified shareholders as Board members, and related matters. The Board also considers any shareholder nominations made in accordance with the requirement of the Company’s charter and bylaws. The Board met once in 2006 in connection with nominations.
EXECUTIVE OFFICERS
The following are the Executive Officers of the Company and/or our subsidiary, First National Bank. Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date of this proxy statement.

Name	Age	Office and Business Experience
Thomas D. Vance	52	President and Chief Executive Officer of both the Company and First National Bank of McMinnville. Mr. Vance served as President and Executive Director for the Middle Tennessee Medical Center Foundation from 2002 until August of 2006.
P. D. Bogle	60	Senior Vice President, First McMinnville Corporation, First National Bank.

Name	Age	Office and Business Experience
Larry B. Foster	47	Senior Vice President, First McMinnville Corporation, First National Bank.
David W. Marrtala	45	In-House Legal Counsel; Senior Vice President, First McMinnville Corporation, First National Bank.
Kenny D. Neal	56	Senior Vice President, First McMinnville Corporation, First National Bank., Chief Accounting and Financial Officer of both the Bank and the Company.
C. P. Whisenhunt	63	Senior Vice President, First McMinnville Corporation, First National Bank.
Kenneth D. Woods	44	Senior Vice President, First McMinnville Corporation, First National Bank.
The executive officers are appointed by, and serve at the discretion of, the Company’s Board of Directors. Officers are elected annually by the Company’s Board. With the exception of Mr. Vance, no other executive officer has an employment contract or non-competition agreement with the Company. Mr. Vance’s employment agreement is discussed in the “Executive Compensation” section of this proxy statement.
The executive officers of First McMinnville Corporation as a group held 12,840 options to purchase shares of the Company’s common stock as of March 14, 2007. To the knowledge of the Company, only one person, Mr. Mark Pirtle, owns as much as five percent of the Company’s common stock. Mr. Pirtle has filed a Schedule 13D, as amended, his ownership with the Securities and Exchange Commission (“SEC”) with respect to 82,739 shares (7.98% as of March 14, 2007,) as required by law.
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EXECUTIVE COMPENSATION
COMPENSATION DISCLOSURE AND ANALYSIS
The Objectives of the Company’s Compensation Programs
Compensation Program Objectives
The objectives of the Company’s compensation program are to provide incentives for its senior management to improve profitability and to assist the Company in achieving budgeted grow targets for both loans and deposits. To do so, the Company’s executives must implement the subsidiary bank’s community bank strategy by building close relationships with commercial and other customers, structuring flexible financial service products, providing competitive pricing and responsive customer service, maintaining a high quality asset portfolio, and achieving budgeted profitability and growth targets. These types of goals are consistent with the types of goals that virtually any financial services company would establish. In line with its community bank strategy, the Company must be more efficient with a larger staff in order to enhance the customer service and responsiveness that we believe is a hallmark of community banking. Larger institutions may seek to spread a greater number of assets over a smaller number of employees, sometimes sacrificing some level of customer service for better “efficiency ratios.” The Company has chosen to emphasize service and responsiveness over such efficiency ratios. The Company also seeks to encourage management continuity and leadership and to avoid unnecessary turnover in management or staff. We seek to achieve our goals with a combination of cash compensation (base salary and bonus incentives), group benefits, a small number of “perks,” and a relatively small number of equity incentives.

Background
The Company was formed in the early 1980s to be the parent bank holding company of First National Bank of McMinnville, a well respected local commercial bank with offices in many parts of McMinnville and surrounding areas of Warren County in southern Middle Tennessee. Cash compensation is paid at the subsidiary bank level and, for all significant purposes, that is the primary component of the Company’s compensation program.
The Company’s compensation program goals are intended to enhance its performance principally by setting reasonable base salaries and attractive cash incentives for rewarding employees for achieving or exceeding individual budgeted profitability and growth goals. Equity incentive compensation is generally awarded only to new employees and directors, and comprises a very small part of the Company’s overall compensation program. However, the Company recognizes that properly designed and awarded equity incentives can serve to provide a strong ownership incentive to our senior management and Board of Directors. The Company’s senior management is comprised of its two principal executive officers: President and CEO Thomas D. Vance and Senior Vice President and Chief Financial Officer Kenny D. Neal (our Principal Financial Officer or “PFO”) . However, the bank is the primary operating unit of the Company and its senior officers include CEO Vance, PFO Neal, and Senior Vice Presidents Diane Bogle, Larry B. Foster, Kenneth D. Woods, David Marttala, and Phillip Whisenhunt. As of the end of February, the Company’s and bank’s long-time CEO Charles C. Jacobs retired as an officer, although he continues as a director of both the Company and the bank.
The Compensation Committee
The Company’s compensation committee is made up of three independent directors of the Company’s Board of Directors. These directors are also directors of the subsidiary bank. The compensation committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors, the annual compensation and compensation procedures for the chief executive officer of the Company. In 2006, the compensation committee met one time.
Our executive management provides recommendations to the compensation committee as to most management compensation matters, including executive and director compensation; however, the compensation committee does not delegate any of its functions to others in setting compensation. The compensation committee has the authority to obtain the advice of an external compensation consultant, but it has not done so in the past.
TBA Consultant Survey and Management Recommendations
General compensation levels for the Company’s senior management are based on an annual compensation survey obtained by the Company from the Tennessee Bankers Association (the “TBA”). The TBA is an organization mainly comprised of commercial banks located in Tennessee. The TBA’s compensation survey generally contains reported information for banks located in Tennessee and listed in accordance with asset size.
Based on that report, the CEO recommends specific levels for his compensation and, in his discretion, other members of the Bank’s senior management team. The compensation committee reviews such portions of the TBA compensation report as it deems relevant and considers the recommendations of the CEO. The compensation committee then makes a recommendation to the full Board of Directors (without the participation of the CEO) concerning the elements of cash (salary and bonus) and non-cash compensation to be paid or offered to the CEO and any other members of the senior management team deemed proper by the compensation committee.
Presently, CEO Vance is subject to an employment agreement with the Company that became effective August 1, 2006. That contract specifies that his base salary of $150,000 per year cannot be reduced, although it can be increased from time to time in the discretion of the Board of Directors. Please refer to the section below entitled “Summary of the Chief Executive Officer’s Employment Agreement.”

The compensation committee considers the recommendations of management concerning the awards of equity incentives under the Company’s 1997 Stock Option Plan (“Stock Option Plan”) and determines whether or not to award equity incentives and in what types and amounts. However, that plan expires in April of 2007 and no decision has been made as to whether to propose a new equity incentive plan to the shareholders. Any new equity incentive plan would likely be proposed to the shareholders in late 2007 or early 2008.
The Company’s independent compensation committee has complete authority to accept, reject, or modify the parameters reflected in the TBA survey and the recommendations of management. Typically, the committee would expect to accept the CEO’s recommendations with modest, if any, modifications, because the underlying compensation philosophy of the compensation committee is shared by the CEO and because of the CEO’s greater experience and knowledge of bank compensation programs. The Company also believes that the CEO is generally focused on creating a well-run, financially successful financial services company. The committee generally concurs in his management philosophy, which focuses on customer service and competitively priced, flexible financial products designed for local businesses, on asset growth, and on asset quality. Said another way, by designing products that serve and attract local businesses, and working to assure that the Company grows through the extension of sound and profitable loans and related credit enhancements (such as letters of credit), we and he expect the Company to grow, to prosper, and to have a positive reputation in the business community. As this report will emphasize, those are the Company’s primary financial goals: profitable growth, low loan losses, and positive staff and customer relations resulting in low employee and customer attrition and a positive reputation.
Our Compensation Program is Intended to Attract Quality Management and to Reward Performance
Our compensation program is to attract and retain quality management and to reward consistently positive performance. It is intended to reward the economic performance that we have budgeted for particular individuals. It is also designed to reward management continuity and effectiveness. The first goal represents the overwhelming emphasis of the program, and it is primarily objective. The second goal is intended to focus on the leadership qualities and performance of our management. It is principally a subjective element of the compensation program.
However, our compensation program is not a detailed or sophisticated model. Rather, we are a small enough organization that the Board of Directors is able to monitor the CEO’s performance and the individual performance of other officers where needed. Our salary decisions, as well as those related to paying bonuses, are based on overall Company and officer performance. Historically, we have not felt it to be necessary to establish preset goals that must be attained in order for salaries to be increased or bonuses to be paid. In more profitability years, salary increases and bonuses have been larger; in less profitability years the opposite has often been true.
The Company may choose to re-evaluate historical practices related to cash compensation in light of the increasingly competitive Warren County, Tennessee, banking market and the pressures that the Company has experienced in achieving its overall profit and growth goals. However, at this time, no alternative compensation program has been developed or proposed. For the present, cash compensation goals are generally recommended by the CEO and the compensation committee customarily closely follows such recommendations.
We recognize that our compensation program for senior management must both be and, to the extent practical, appear to be fair to our shareholders and our other stakeholders, including our other staff members. We also try to attain those goals, but our principal objectives are profitability, quality asset growth, limitation of credit losses, and effective leadership in a community bank context. Nonetheless, the principal measure for the Company’s compensation program is that of attaining budgeted economic goals in the highly competitive Warren County banking market.

The Elements of Compensation in the Company’s Compensation Program
As indicated above, the elements of the Company’s compensation program are primarily base salary and cash incentives, and to a far smaller degree equity incentives in the form of stock options.
Base Salary
The base salary is intended to be competitive with other community banks and thrifts in or contiguous to Warren County. It is not directly tied to or contingent upon achieving budgeted goals in any one year. The compensation committee believes that providing a fair and competitive base salary is necessary for attracting and retaining quality management. In the experience of the compensation committee, high quality management is the single critical factor in operating successful commercial bank in our market area. For that reason, the committee believes that the Company’s CEO and other executives need to be fairly compensated and able to rely on a stable source of income. In general, cost-of-living and performance increases will be provided each year based on reasonable performance levels. However, if performance is subpar, the Board of Directors and the compensation committee would expect to stop or reduce such increases or to reduce an executive’s base salary. Although the CEO’s employment agreement provides that his base salary cannot be reduced, any failure to achieve certain specified profitability goals constitutes grounds for termination for “cause,” which would mean that the executive would not be entitled to any severance or any termination payment. Ultimately, the Company could determine to terminate the executive for non-performance related, at least, to these financial goals, including a return-on-equity threshold. The Board believes that the executive should generally be able to achieve his minimum targets on an annual basis.
Cash Incentives
The Company customarily pays a cash bonus to reward noteworthy and/or exceptional performance. However, no formal thresholds are established in advance for such payments and they are based on both objective, performance-based criteria and on subjective factors, including the compensation committee’s perception of the executive’s integrity, knowledge, reputation, leadership, and community involvement.
Equity Incentives
The Company uses equity incentives to foster continuity of management and employees by rewarding continuity of service and loyalty. In general, equity incentives are awarded at the then-current fair market value. They are intended to be earned by years of service and they become valuable as a result of improvements in the Company’s stock price. Although most of the cash compensation is paid by the bank, all equity incentives are provided by the Company.
Perquisites
The subsidiary bank has a 401(k) plan. The Company does not directly contribute to the subsidiary bank’s 401(k) plan. However, First National Bank contributed $17,000 and $61,000, for 2006 and 2005, respectively, to the 401(k) plan. In 2006, the Company contributed $1,962 to the 401(k) for Mr. Jacobs’ account, compared to $4,054 in 2005, and the bank contributed $1,846 to the 401(k) plan in 2005 for Mr. Neal’s account.
The Bank also offers a pension plan for its employees. See “Executive Compensation — Benefits” appearing elsewhere in this proxy statement.
The perquisites offered by the Company or the subsidiary bank to its CEO are limited to the use of an automobile, certain country club dues, group health and disability insurance, educational opportunities, payment of his expenses for attending banking industry association meetings, and related matters. The dollar values of the components of these perquisites is disclosed in the Summary Compensation Table. The compensation committee considered these “perks” when setting compensation but did not reduce any of the three primary components (base salary, bonus or equity incentives) as a result of their availability to the senior management.

Director Compensation
Director compensation is determined in generally the same manner as senior management compensation but directors are not eligible for “bonuses” as a customary part of the compensation program. New directors are generally eligible to an award of options to purchase 3,000 shares of the Company’s common stock at the fair market value of the shares on the date of grant. The compensation committee recommends the level of director compensation to the Company’s full Board of Directors based in part on the information in the TBA survey and the recommendations of management. We expect our directors to invest in the Company’s common stock as such stock becomes available (see the “Director Compensation Table” below) and to refer business to the Company’s subsidiary bank. We also expect our directors to attend all annual meetings of shareholders and not less than 75% of all board meetings and of all meetings of committees to which they are assigned. We do not formally evaluate the performance of directors because we have been generally pleased with the efforts of those directors in providing management oversight and in referring business for the subsidiary bank.
Generally, our levels of cash compensation to directors are relatively low in actual dollars. In 2006, each director received $1,000 per meeting attended and $200 for each committee meeting attended. (Mr. Jacobs was not paid for committee meetings.) In 2007, each director will continue to receive $1,000 for each meeting attended and $200 for each committee meeting attended. The Company will generally reimburse directors for any extraordinary expenses incurred by them in attending meetings, but because all of our Company’s directors reside and work locally, this is expected to be a rare occurrence.
The compensation committee recommends equity incentives for non-employee directors based on the recommendations of the CEO, taking into account the data included in the TBA survey and the number of stock options available for grant under the Company’s Stock Option Plan. Typically, however, only directors newly elected to the Board receive stock option awards. In 2006, Messrs. Pirtle and Vance each became eligible for options to purchase 3,000 shares. (Mr. Pirtle’s stock options have not yet been awarded.) These awards are expected to be made in 2007.
Why We Chose to Pay Each of the Compensation Program Components
The Company’s compensation program is intended to encourage the achievement of the economic and social objectives of the Company. These are profitability, asset growth, maintenance of relatively low credit losses, and management effectiveness. (Management effectiveness is necessarily a subjective assessment of management performance. However, the focus here is on personal leadership, integrity, ingenuity, diligence, and the ability to foster teamwork and reasonably high level of employee morale.)
The determination of how much of each element — base salary, bonuses, and equity incentives — is based on our judgment of the dollar amounts that these components should be or represent. We have the following primary considerations in mind in making these judgments:
•	The recommendations of our CEO with respect to his own compensation, compensation for other members of First National Bank’s staff, and for directors;

•	The information contained in the TBA survey;

•	A fair and competitive base salary level for members of our senior management team as recommended by our CEO;

•	Cash bonuses recommended by the CEO consistent with his and each other employee’s seniority, position, and performance;

•	A number of stock options intended to fairly reflect both the level of management position involved and to provide some enhancement of executive and director continuity and loyalty;

•	Company performance and profitability for the preceding year; and

•	The compensation committee’s discretion to mitigate failure to meet certain goals for specific and important reasons. However, the compensation committee expects to exercise its discretion in this regard sparingly, if at all.
Our compensation components are intended to provide a stable, competitive, and fair base salary, a cash bonus program that rewards performance and attainment for achieving (and over achieving) individual budgetary goals.
Elements of Company’s Compensation Plan and Why We Chose Each (How It Relates to Objectives)
In a relatively small market like Warren County, Tennessee, the compensation committee has focused on formulating competitive base salaries as the primary component of compensation. We rely on the TBA survey and on the recommendations of our CEO. As noted elsewhere in this analysis, we have the right to accept, reject or modify executive management recommendations. Historically, we have tended to follow such recommendations and we expect to do so in the future.
In addition, management customarily recommends levels or ranges of equity incentive awards for all directors at both the Company and subsidiary bank level, and for other staff. We approve such awards or, in some cases, recommend or refer them to the Board of Directors for approval. (In such cases, the CEO, who is the only employee director of the Company, does not participate in the vote.)
The goals that we set relate to our objectives as follows:
•	Base salary is the compensation that we feel must be competitive to attract and retain the managerial talent we need to operate a successful financial services company. Cost-of-living and other percentage adjustments are also used for this purpose. Most “perks” are in the form of group health and disability insurance coverage. Some perquisites have been granted to the CEO in the form of use of an automobile, commensurate with the compensation committee’s view of his needs for branch inspections and customer call visits;

•	Cash bonus incentives are used to reward executives for having achieved or exceeded budgetary profitability, growth and credit quality goals approved by the Board of Directors; and

•	A number of stock options provide additional long-term incentives for the CEO, the directors, and other members of the subsidiary bank’s staff to remain with the Company and to foster its goals. Customarily, an executive has to be an employee at the time of any vesting schedule or he forfeits Company stock options granted to him.
It is the compensation committee’s intention to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception among our shareholders, employees, or other stakeholders.
Stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock for a number of reasons. First, long-term growth and profitability are deemed more important by the Board of Directors and its compensation committee than short-term stock changes in share price. Second, the common stock of the Company is very thinly traded (when it is traded at all) in privately negotiated transactions. There is no broker or dealer in the Company’s common stock and our stock is not traded on any recognized securities market. Further, in the view of the compensation committee, the stock price of financial institutions is often subject to a variety of factors arising outside our market and beyond the control of our directors, executive management and staff.
How the Company Chose Amounts and/or Formulas for Each Element
The CEO’s current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of other financial services companies with which we compete in the marketplace and whom we believe to be comparable to our Company as presented in the TBA Survey. To some extent, our compensation plan is based on the market and the companies we compete against for employees and directors. The elements of our plan (e.g., base salary, bonus and a small number of equity incentives) may parallel or be similar to the elements used by many other banks and bank holding companies. However, in the experience of members of the compensation committee and the Board of Directors, the costs related to management turnover and lost opportunities due to turnover militate towards a goal of compensating employees well while demanding superior performance. The loss of talented employees at our subsidiary bank level due to compensation-related matters is believed to be very low. The Company does not have an exact formula for allocating between cash and non-cash compensation. Compensation is generally paid as earned. We do not deduct the value of prior incentive awards from salary although we are aware of them.
The exact base pay, bonus range, and equity incentive grants reflect our attempt to balance our competing objectives of fairness to all stakeholders and attracting and retaining the caliber of personnel we need to compete successfully and to serve our customers and communities. These components have characteristics of stability, objectivity and subjectivity. Although base salaries can be a somewhat secure source of compensation for executives and other employees, the award of bonuses is intended to reward outstanding performance by specific officers and other members of the subsidiary bank’s staff. We have not, however, established purely objective bonus-target goals by which to measure performance. Equity incentive awards are based on perceived overall performance, as well as seniority and level of responsibility, and are therefore more subjective than either base salary or bonuses. They are also a relatively very small part of overall compensation.
Subject to certain exceptions set forth below, the compensation committee plans equity incentive grant dates well in advance of any actual grant, unless the grant is to a new director or employee, in which event the grant will be based on the fair market value of each share as determined by the compensation committee. As a matter of policy, the timing of each grant to existing directors and officers is determined weeks or months in advance to coincide with a scheduled meeting of the compensation committee and the Board of Directors. Except in highly unusual circumstances, we will not allow option grants at other dates. The grant date is established when the Company’s compensation committee approves the grant and all key terms have been determined.
It would be the compensation committee’s preference to tie the exercise price of each of our stock option grants to an objective price, such as a quoted closing price in an established securities market on the grant date. However, such information is not available because our shares are not quoted on any exchange or over-the-counter market. Rather, our shares are thinly traded in privately negotiated transactions. Typically, the volume of such trades is very low, rarely (if ever) exceeding one-tenth of one percent of the Company’s shares in any month or 1,000 shares (of approximately one million shares outstanding) on any one day. The Company is dependent on reports of shareholders as to the actual prices paid, and verification of such prices is difficult. Accordingly, we are compelled to determine “fair-market value” based on a different basis. Customarily, we will consider all of the following factors: trailing quarter book value, the pricing of recent trades as reported to the Company, and the price, if any, at which the Company would be willing to repurchase its shares in ad hoc transactions in which shareholders offered their shares back to the Company.
The Company’s general policy for issuing stock options does not include periodic grants. However, the compensation committee believes that any such grants would be made promptly after the official announcement of the Company’s audited year-end, or quarterly unaudited, results so that the equity incentive exercise price reflects both the Company’s financial results and the prices of those trades that we believe are indicative of fair value. Said another way, we would tend not to give much weight to the pricing in inter-family transfers, transactions that we believe to be speculative, or prices that seem to us to be too low or too high relative to our book value, financial results, and other credible trades (if any).
If at the time of any planned option grant date we are aware of any material non-public information, the Company would not generally make the planned equity incentive grant. In such event, as soon as practical after material information is made public, the compensation committee would expect to conduct a specially called meeting and/or otherwise take the necessary steps to authorize the delayed stock option grant. Regarding the foregoing grant process, the compensation committee does not delegate any related function, and executives are not treated differently from other recipients of our equity incentives.
Please refer to the “Summary Compensation Table” and the other tables related to executive management compensation set forth elsewhere in these materials.

Compensation for Certain Officers in 2006
Under SEC rules, the Company must make specific disclosures of the compensation committee for certain “Named Executive Officers” (often called “NEOs”). These include every chief executive officer and every principal financial officer for the prior year (2006), and three other executive officers if their total compensation exceeded $100,000. No officer other than Mr. Jacobs received total compensation from the Company and the bank of as much as $100,000 for 2006. Please refer to the various tabular disclosures below, starting with the “Summary Compensation Table.”
For many years, the Company has been led by CEO Charles C. Jacobs. Effective August 1, 2006, Thomas D. Vance joined the Company and the bank as president, with the intent that he would become chief executive officer on March 1, 2007, when Mr. Jacobs retired as an officer (but not as a director) of the Company and the bank. During 2006, the Company paid Mr. Jacobs a base salary of $170,647. He earned a bonus of $25,597 and received board fees of $13,000. The bank also contributed $1,962 to its 401(k) plan on his behalf.
As noted below, Mr. Vance’s initial salary was $125,000, which increased to $135,000 effective October 1, 2006, and to $150,000 effective March 1, 2007. Mr. Vance earned a bonus of $7,558 and received board fees of $13,000 for 2006. The bank did not contribute to its 401(k) plan on his behalf because Mr. Vance has not been employed for one year. Please refer to the section appearing below entitled “Summary of the Chief Executive Officer’s Employment Agreement.” Mr. Vance is the only employee of the Company with an employment agreement.
The Company’s Principal Financial Officer is Kenny D. Neal. Mr. Neal’s base salary for 2006 was $83,000. Mr. Neal earned a bonus of $12,450. He did not serve on the Board of Directors of either the Company or the bank and he received no board fees. The bank also contributed $954 to its 401(k) plan on his behalf in 2006.
In 2006, the Company issued 3,000 qualified stock options to then president, now president and CEO Vance (the only options granted by the Company in 2006). The exercise price of the options awarded to Mr. Vance was $52.75 per share. The weighted average fair value at the date of grant for the options awarded by the Company in 2006 was $10.84 per share, or $32,519 in the aggregate. Neither retiring CEO Jacobs nor PFO Neal was awarded any stock options in 2006. No options were awarded by the Company in 2005 or 2004.
Accounting and Tax Considerations
Our equity incentive grant policies have been affected by the implementation of SFAS No. 123 (Revised 2004) “Share-Based Payments” (“SFAS No. 123R”), which we adopted effective January 1, 2006. Under this accounting pronouncement, we are required to value unvested equity incentives granted prior to our adoption of SFAS No. 123R under the fair value method and expense those amounts in the income statement over the equity incentive’s remaining vesting period. The Company chose not to accelerate the vesting of options, as many companies did, in response to this change in accounting rules.
As a result of adopting SFAS No. 123R, the Company’s earnings before income taxes and net earnings were $43,000 lower than if it had continued to account for share-based compensation expense under APB No. 25. Basic and diluted earnings per share were reduced by $.04 per share by the adoption of SFAS No. 123R during the year ended December 31, 2006. As of December 31, 2006 there was $27,000 of total unrecognized cost related to non-vested share-based compensation arrangements granted under the stock option plan. The cost is expected to be recognized over a weighted-average period of 1.31 years. Please refer to Notes (18) and (19) to the Company’s consolidated financial statements for 2006.
We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.
Summary of the Chief Executive Officer’s Employment Agreement
Effective August 1, 2006, the Company entered into an employment agreement with its current President and Chief Executive Officer, Thomas D. Vance. A copy of this employment agreement has been filed with the SEC. The employment agreement provides for the following important terms.
•	Mr. Vance will serve as president of the Company and First National Bank of McMinnville during the term of the contract.

•	Unless otherwise determined by the board of directors, Mr. Vance will become the chief executive officer of the Company and the subsidiary bank on March 1, 2007.

•	Mr. Vance reports and is responsible to the boards of directors of the Company and the bank.

•	Mr. Vance’s compensation shall consist of a base salary, the opportunity for bonuses, and stock options granted under the Company’s Stock Option Plan. His initial salary was $125,000, which increased to $135,000 on October 1, 2006, in accordance with the contractual terms. On March 1, 2007, when Mr. Vance was promoted to chief executive officer, his salary increased to $150,000. This base salary cannot be reduced but may be increased in the discretion of the board of directors.

•	Mr. Vance received an option to purchase 3,000 shares of Company common stock vesting in three 1,000 share tranches: immediately, on the first anniversary, and on the second anniversary. The strike price was the fair market value (book value) at the time the option grant was made. The stock options were issued pursuant to the Company’s Stock Option Plan.

•	The employment agreement expires July 31, 2009 but will extend automatically for one-year periods on each annual anniversary date (i) unless the board of directors promptly delivers Mr. Vance a copy of its resolution revoking such automatic renewal on or before any such anniversary date or (ii) unless Mr. Vance notifies the board of directors in writing on or before any such anniversary date that he is terminating such automatic renewal.

•	Mr. Vance was reimbursed for his moving expenses for moving his residence to Warren County, Tennessee.

•	Mr. Vance is to participate in all of the Company’s and the bank’s benefit plans, including group health and disability insurance.

•	Mr. Vance is eligible to serve on the boards of both the Company and First National Bank. Although he will receive a board member’s customary fee for board meetings, he will not receive fees for attending committee meetings.

•	Mr. Vance is eligible for reimbursement for certain professional activities, including education, reasonable travel, accommodations, and out-of-pocket expenses incurred in attending banking conventions and educational programs to the extent permitted by the board of directors.

•	The Company may terminate Mr. Vance for “cause” without having paying him a severance payment. “Cause” is broadly defined to include breaches of the employment agreement by the executive, failure to achieve certain threshold profitability and performance goals, criminal acts, regulatory removals, and willful failure to do his job. If the Company terminates the executive without “cause,” then the executive is entitled to receive a termination payment equal to $450,000 if termination occurs between March 1, 2007 and December 31, 2007, and three times the executive’s base salary thereafter. The termination payment shall be paid to Vance in cash, in a lump sum.

•	If Mr. Vance loses his job in connection with a sale of the Company or the Bank, or another “change of control” transaction, then he is entitled to receive a termination payment equal to four times his base salary in a lump sum cash payment.

•	Mr. Vance has agreed to non-competition, non-disclosure, and non-solicitation terms that are intended to protect the Company and First National Bank. The non-compete provisions became fully effective as of March 1, 2007.
REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.*
Carl M. Stanley, Chair
G. B. Greene
J. Douglas Milner
*Important Note: As permitted by the rules and regulations of the SEC, notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference in whole or in part, including this proxy statement, the Compensation Committee Report and the statements regarding the independence of the respective members of the Compensation Committee shall not be incorporated by reference into this or any other such filings.
SUMMARY COMPENSATION TABLE
The following table includes information concerning compensation for the three-year period ended December 31, 2006 in reference to the most highly compensated executives of the Company if such person’s total compensation exceeded $100,000. This group includes the required disclosure related to our chief executive officer and our principal financial officer. Because most of the cash compensation paid to our executives is provided by our subsidiary bank, the amounts reported in the table include amounts paid by the Company and its subsidiary, not just the Company alone.
Summary Compensation Table

							Change in Pension
							Value and	All
Name and						Non-Equity	Nonqualified	Other
Principal						Incentive Plan	Deferred	Compen-
Position		Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	sation	Total
(NEO’s)	Year	($)	($)	($)	($)	($)	($)(1)	($)(2)(3)	($)(3)
Charles C. Jacobs	2006	$170,647	25,597	-0-	-0-	-0-	$1,962	$13,000	$211,206
	2005	170,647	25,597	-0-	-0-	-0-	4,054	13,000	213,298
	2004	167,648	25,147	-0-	-0-	-0-	5,784	13,000	211,579

Kenny D. Neal	2006	$83,000	12,450	-0-	-0-	-0-	$954	$-0-	$96,404
	2005	80,300	12,045	-0-	-0-	-0-	1,846	-0-	94,191
	2004	78,702	11,805	-0-	-0-	-0-	905	-0-	91,412

Notes to Preceding Table

(1)	This amount represents the Company’s contribution to the Company’s 401(k) plan and defined benefit plan on behalf of the named executive(s). For 2006, the Board of Directors elected not to pay the customary 2% discretionary value payment for each employee’s benefit.

(2)	This amount includes director’s fees.

(3)	Pursuant to the instructions to Item 402(c)(ix) of Regulation S-K, the Company has omitted information with respect to perquisites and other personal benefits if the aggregate amount of such compensation was less than $10,000.
Employment Agreements
The Company has no employment contract with any executive officer except for the agreement it has with Mr. Thomas D. Vance that is discussed above. In 2006, Mr. Vance joined the Company and the bank as president. Effective March 1, 2007, he also assumed the title of Chief Executive Officer. Mr. Charles C. Jacobs retired as CEO effective that date. Mr. Jacobs continues to serve as a director of the Company and the bank.
First McMinnville Corporation Stock Option Plan
In April of 1997, the shareholders of the Company approved First McMinnville Corporation 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan was promptly implemented by the Board of Directors. The plan provides for the granting of stock options, and authorizes the issuance of common stock upon the exercise of such options, for up to 115,000 shares of common stock, to employees, nonemployee directors and advisors of the Company. (These share numbers reflect the 2-for-1 stock split effective in 2003.)
Options for 51,427 shares were outstanding at December 31, 2006. All outstanding options are or become exercisable as specified in the documents granting the options to the recipients. The weighted average exercise price for options exercised in 2006 was $30.46. The weighted average exercise price for options outstanding at December 31, 2006, was $31.86. During 2006, options for 7,748 shares were exercised, for which the Company received $236,000 to add to its capital.
Purpose
The purpose of the 1997 Plan is to assist in retaining the services of persons now serving as our directors, officers and employees and to attract and retain the services of persons capable of serving as employees, officers, and directors of our Company. The plan is also intended to provide incentives for such persons to exert maximum efforts to promote our Company’s continued development and success. The compensation committee of the Board of Directors believes that such options help further align the interests of our employees and directors with the interests of the Company and the shareholders. The Plan expires in April of 2007, although options granted under the 1997 Plan will continue to be exercisable until the respective grants have been exercise of forfeited, or until they expire by their terms. Once the 1997 Plan expires, no further options will be issuable under the plan.
Administration
The compensation committee of our Board of Directors administers the 1997 Plan. The committee and the Board of Directors have the power to construe and interpret the 1997 Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

Stock Subject To The 1997 Plan
As of March 14, 2007, options for 29,690 shares were available for future grant under the 1997 Plan. The exercise price per share ranges from $29.08 per share to $52.75 per share, which “strike price” was determined by the Board of Directors to be the fair market value of the shares on the date of grant. (The Company’s shares are not traded on any recognized or established securities market and, accordingly, the Board has determined the fair market value based on information available to it, including privately negotiated trades reported to management of the Company.)
If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the 1997 Plan. The compensation committee retains the right to grant additional options under the 1997 Plan.
Eligibility and Option Grants
The 1997 Plan provides that options may be granted to employees and non-employees of the Company, including all of our directors, officers, and other employees. Options granted under the 1997 Plan may be either statutory or nonstatutory, meaning that they either may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
Terms of Options
Each option under the 1997 Plan is generally subject to the following terms and conditions.
Option Exercise. An option granted under the 1997 Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of common stock to be purchased accompanied by payment of the purchase price.
Vesting Period Limitations. Options may be granted by the compensation committee to vest over a period of time, to vest immediately, or to vest based on other criteria. The 1997 Plan provides that options must be exercised no later than ten years after being granted (five years in the case of incentive stock options if granted to an employee who owns more than 10% of the voting power of all Company stock).
Exercise Price; Payment. The exercise price of options granted under the 1997 Plan is equal to 100% of the fair market value of the common stock on the date granted. (The exercise price must equal 110% of the fair market value of the shares for incentive stock options granted to any employee who owns more than 10% of the voting stock.) The exercise price shall be determined by the Board or its committee and shall be not less than the fair market value of the stock at the date of grant, as determined by the Board or its committee in good faith. The exercise price of options granted under the 1997 Plan must be paid in cash. To the extent provided by the terms of an option, and to the extent permitted by applicable law, an option holder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, authorizing the Company to withhold a portion of the stock otherwise issuable to the option holder, delivering already-owned shares of our common stock, or a combination of these means.
Transferability; Term. Options granted under the 1997 Plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of common stock to be issued upon exercise of an option must be made in cash or cash equivalents. Certain limitations apply to the exercise of options.
No option granted under the 1997 Plan is exercisable by any person after the expiration of 10 years from the date the option is granted.
Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Board or its designated committee.
Adjustment Provisions

If any change is made in, or other event occurs with respect to, the common stock subject to the 1997 Plan, or subject to any option under the 1997 Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company each, a “Capitalization Adjustment”), the 1997 Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the 1997 Plan and issuable pursuant to option grants under the 1997 Plan, and any outstanding options will be appropriately adjusted in the class(es) and number of securities and exercise price per share of the securities subject to such outstanding options. The Board of Directors will make such adjustments, and its determination will be final, binding and conclusive. The conversion of any convertible securities of the Company will not be treated as a transaction “without receipt of consideration” by the Company.
In the event of (i) a qualifying merger or consolidation, as described in the 1997 Plan, or similar transaction whereby following such transaction the stockholders of the Company immediately prior to such transaction do not own outstanding voting securities representing more than 50% of the combined voting power of the entity (or parent of the entity) surviving such transaction, (ii) a qualifying sale, lease, license or other disposition of all or substantially all of our assets, (iii) certain entities reporting under Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) acquire more than 50% of our voting power under certain qualifying circumstances, or (iv) a majority of our Board of Directors is replaced by individuals who are not nominated by members of our current Board of Directors or members nominated by our current Board of Directors or their nominees (each such event, a “Change of Control” for purposes of the 1997 Plan), any outstanding options under the 1997 Plan will generally vest immediately and will terminate on the expiration date set forth in the option grant or as specified in the plan itself.
The acceleration of an option in the event of a Capitalization Adjustment or a Change in Control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.
Duration, Amendment and Termination
The Board at any time, and from time to time, may amend the 1997 Plan. However, except as relating to Capitalization Adjustments (described above), no amendment will be effective unless approved by the Company’ stockholders to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 of the SEC. The Board, in its sole discretion, may submit any other amendment to the 1997 Plan for stockholder approval. Rights under any outstanding option granted before amendment of the 1997 Plan will not be impaired by any amendment of the 1997 Plan unless the Company requests the consent of the option holder and the option holder consents in writing. Unless sooner terminated, the 1997 Plan will terminate in April of 2007.
Additional Information. Note 19 to the Consolidated Financial Statements of the Company for the year ended December 31, 2006 contains additional information concerning the 1997 Plan.
Our Company granted no stock options to the named executives in 2006. Our Company grants no stock appreciation rights.
2006 Stock Option Exercises
In 2006, Mr. Jacobs exercised 5,000 stock options granted to him by the Company. The table below provides information as the year-end value of unexercised options held by such officer(s). The Company grants no stock appreciation rights.

Stock Option Grants
Outstanding Equity Awards At Fiscal Year End

Number
			Equity			of		Equity
			Incentive			Shares		Incentive	Equity Incentive
			Plan			or	Market	Plan Awards:	Plan Awards:
			Awards:			Units	Value of	Number of	Market or
	Number of	Number of	Number of			of	Shares or	Unearned	Payout Value of
	Securities	Securities	Securities			Stock	Units of	Shares,	Unearned
	Underlying	Underlying	Underlying			That	Stock	Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Have	That Have	Other Rights	Other Rights
	Options	Options	Unearned	Exercised	Option	Not	Not	That Have	That Have Not
Name	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
(NEOs)	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Charles C. Jacobs	2,000	-0-	-0-	$29.08	09/17/07	-0-	-0-	-0-	-0-
Kenny D. Neal	2,160	240	-0-	$29.08	09/17/07	240	$12,624 (1)	-0-	-0-
Notes to Preceding Table

(1)	All awards are made pursuant to the Company’s 1997 Stock Option Plan. This amount represents the difference between the estimated market price on December 31, 2006 of approximately $52.60 per share and the respective exercise price(s) of the options at the date(s) of grant ($29.08). Such amounts may not necessarily be realized. (These figures reflect the Company’s 2-for-1 stock split effected in fiscal 2003.) The Company’s shares are not traded on any recognized or established securities market and, accordingly, the per-share value stated reflect’s management’s estimate of the fair market value of such shares.
Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired
Name	on Exercise	on Exercise	on Vesting	Value Realized on Vesting
(NEOs)	(#)	($)	(#)	($)
Charles C. Jacobs	5,000	$124,200 (1)	-0-	-0-
Kenny D. Neal	-0-	-0-	-0-	-0-
Notes to Preceding Table

(1)	This amount represents the difference between the estimated market price on December 31, 2006 of approximately $52.60 per share and the respective exercise price(s) of the options at the date(s) of grant ($29.08). Such amounts may not necessarily be realized. (These figures reflect the Company’s 2-for-1 stock split effected in fiscal 2003.) The Company’s shares are not traded on any recognized or established securities market and, accordingly, the per-share value stated reflect’s management’s estimate of the fair market value of such shares.

Pension Plan
The Company has a non-contributory pension plan for all eligible employees. In order to be eligible, an employee must perform at least 1,000 or more hours of service within six (6) months of his or her date of employment. The employee shall become eligible on the first day of January following the completion of one year of service and the attainment of age 21, provided such person was hired prior to his or her 60th birthday. The Company contributed $160,000 to the plan in 2006 and $124,000 in 2005. In 2006, Mr. Jacobs elected to receive a lump-sum payment from the Plan equal to $1,088,000. This amount represents the entire amount that he was eligible to receive from the Plan. Mr. Jacobs did not receive any part of his elected lump-sum payout until 2007.
The amount of a participant’s monthly normal retirement annuity is equal to .85% of the first $833 of the participant’s average monthly compensation plus 1.50% of the compensation in excess of the first $833, multiplied by the number of years of credited service to the participant’s normal retirement date which is attainment of age 65. The number of years of credited service used in the formula will be limited to a maximum of 35. Average monthly compensation is defined as the sum of the participant’s reported basic earnings in the five consecutive plan years that produce the highest amount divided by 60. Early retirement, postponed retirement and disability retirement are also provided for in the plan.
A plan participant has a vested benefit equal to a percentage of his or her accrued benefit based on the length of his or her service, beginning at 20% after three years of service and increasing 20% per year for the next four years, with a participant fully vested at the end of year seven. Mr. Jacobs has 38 years of credited service under the Plan with current compensation covered by the Plan of $187,194 and the estimated amount of the Company’s 2006 contribution for Mr. Jacobs was $1,962, as is reflected in the Summary Compensation Table appearing elsewhere in this proxy statement.
Pension Benefits

		Number of Years	Present Value of	Payments During Last
Name		Credited Service	Accumulated Benefit	Fiscal Year
(NEOs)	Plan Name	(#)	($)	($)
Charles C. Jacobs	First McMinnville Corporation Pension Plan	38	$1,062,126.	$-0- (1)
Kenny D. Neal	First McMinnville Corporation Pension Plan	34	230,741	-0-
Notes to Preceding Table

(1)	In December of 2006, Mr. Jacobs elected to receive a lump-sum payout of all amounts for which he was eligible under First McMinnville Corporation Pension Plan, reducing the present value of his accumulated benefit to zero.
***
Other Benefits
The Company also offers a health and disability insurance plan that does not discriminate in scope. It also offers a 401(k) profit-sharing plan for eligible employees, which was adopted in 1988. To be eligible, an employee must have obtained the age of 21 and she or he must have completed one year of service. The provisions of this plan provide for both employer and employee contributions. The Company contributed approximately $17,000, $61,000, and $57,000 to the plan for the years ending, respectively, December 31, 2006, 2005 and 2004. Please refer to Note 11 to the Consolidated Financial Statements for additional information concerning employee benefit plans.

AUDIT COMMITTEE
The Company’s Audit Committee is presently comprised of directors Dyer, Gonder and Milner, none of whom is an officer or employee of First McMinnville Corporation. The Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with the requirements of the NASDAQ’s Rule 4200(a)(15). Although the Company’s shares are not listed on the NASDAQ, in accordance with SEC regulations, the Company has selected and used the NASDAQ’s independence criteria in making this judgment.
The Company’s Audit Committee Charter provides that members of the Committee shall be “independent” and that they shall have an adequately broad level of general financial experience to serve on the Audit Committee. In the Committee’s judgment, all of the members of the Committee meet these criteria. The Company’s Audit Committee has not at this time designated a “financial expert” as that term is used in the Sarbanes-Oxley Act of 2002. The Board is considering the issues related to and the ramifications of such a designation both under Sarbanes-Oxley and rules issued by the SEC concerning financial experts. The Board may elect to designate a financial expert at any time.
In performing their duties, members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made to them, by management and by the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis for determining that management has maintained needed or appropriate accounting, internal controls and procedures, or financial reporting principles designed to assure compliance with the accounting standards and applicable laws, rules and regulations that govern them. Further, the Audit Committee’s considerations and discussions described in this document do not necessarily assure that the audit of the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are, in fact or in law, “independent.” However, nothing has come to the attention of the Audit Committee which would indicate that there are material weaknesses in the Company’s accounting or financial reporting principles or procedures.
The Company is currently formulating, updating and executing its plans to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related laws, rules and regulations (“Section 404”). Generally, Section 404 requires that the Company develop and test very detailed internal control documentation and procedures. Starting no later than 2007, the Company’s Chief Executive Officer and Chief Accounting Officer must be able to certify compliance with Section 404, which certification is to be audited by the independent external auditors of the Company. Both reports are required to be included in future proxy materials starting no later than 2008.
The Report of the Audit Committee describes matters related to the Audit Committee and its functions. The Board of Directors has adopted a formal, written Audit Committee Charter, a copy of which is available for inspection at the Company’s Main Office during regular business hours for the Company at 200 East Main Street, McMinnville, Tennessee 37110, by appointment with Ms. Cindy Swann of the Company’s Investor Services Department. See “Shareholder Questions and Availability of Company Information” on page 3 of this document.
REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter, as adopted by the Company’s Board of Directors, the Audit Committee appointed by the Board of Directors (“Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of First McMinnville Corporation (“Company”). During 2006, the Audit Committee met five times. The Audit Committee reviewed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Federal Reserve Board and report with the Chief Executive Officer and the Chief Financial Officer and independent auditors. The Audit Committee also discussed the results of the internal audit examinations. Company officers meet with the Audit Committee by invitation only and the committee regularly meets in executive session without the attendance of Company officers.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent auditors, Maggart & Associates, P.C., are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.
In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380) and SAS 99 (Consideration of Fraud in a Financial Statement Audit).

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.
The Audit Committee also appointed, subject to shareholder ratification, the independent auditors.
The Audit Committee published the Company’s Audit Committee Charter for the information of the Shareholders with the 2006 proxy materials issued by the Company. It is expected to be re-published periodically as part of the Committee’s commitment to publish the charter at least every three years.
The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.*
Arthur J. Dyer, Audit Committee Chair
Rufus W. Gonder
J. Douglas Milner

*Important Note: As permitted by the rules and regulations of the SEC, notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference in whole or in part, including this proxy statement, the Audit Committee Report and the statements regarding the independence of the respective members of the Audit Committee shall not be incorporated by reference into this or any other such filings.
***

PRINCIPAL AUDITOR FEES AND SERVICES
The Audit Committee has appointed Maggart & Associates, P.C., as First McMinnville Corporation’s independent auditors for the fiscal year ending December 31, 2007. Representatives of Maggart & Associates, P.C., are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Incurred by First McMinnville Corporation for Maggart & Associates, P.C.
The following table shows the fees paid or accrued by First McMinnville Corporation for the audit and other services provided by Maggart & Associates, P.C., for fiscal 2006 and 2005.

Services Performed	2006	2005
Audit Fees(1)	$88,590	$116,050
Audit-Related Fees(2)	-0-	-0-
Tax Fees(3)	$8,545	$8,135
All Other Fees(4)	-0-	-0-
Total Fees	$97,135	$124,185
Notes to Preceding Table

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, services related to assistance with regulatory capital planning and attendance at audit committee meetings.

(3)	For fiscal 2006 and 2005, respectively, tax fees principally included tax preparation, tax advice and tax planning fees.

(4)	All other fees principally would include consulting engagements.
***
The Audit Committee has established general, informal guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Services such as audit of financial statements and the review of management’s assessment of internal controls, assistance with computations of fair market value disclosures, review of periodic and current reports (such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), preparation of reports to the Federal Reserve Board, and preparation of federal and state tax returns (among others) have been pre-approved by the Audit Committee.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the external accountant’s independence. After discussing this matter among themselves, with management, and with the independent auditors, the Audit Committee believes that the provision of the specified non-audit services is compatible with maintaining the external auditor’s independence.

PROPOSAL NO. 2
RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Company’s Board of Directors has selected Maggart & Associates, P.C., to serve as independent auditors for the current fiscal year and considers it desirable that the selection of Maggart & Associates, P.C., be submitted for ratification by the shareholders. The Audit Committee of the Board of Directors proposes and recommends that the shareholders ratify the selection by the Audit Committee of the firm of Maggart & Associates, P.C., to serve as independent auditors for the Company for the fiscal year that ends December 31, 2007. The firm has served as the Company’s independent auditors since the Company commenced operations in 1984. One or more representatives of Maggart & Associates, P.C., is expected to be present at the 2007 Annual Meeting to make such comments as they desire and to respond to appropriate questions from shareholders of our Company.
Although the shareholders are not legally required to vote on the ratification of the appointment of independent auditors for the Company, the Board of Directors places high importance on the shareholders’ vote in this regard. If the resolution approving Maggart & Associates, P.C., as the Company’s independent auditors is rejected by the shareholders then the Audit Committee will re-evaluate (but not necessarily change) its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. (Of course, this would not relieve the Company from any of its contractual obligations.) Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. The proposal will be approved if more shares are voted for, rather than against, the proposal at a meeting at which a quorum is present.
The Audit Committee and the Board of Directors unanimously recommend that you vote “FOR” this proposal.
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table provides information, as of February 28, 2007, with respect to the following beneficial owners of the Company’s common stock:
•	Each holder of five percent or more of the Company’s common stock;

•	Each director of the Company, each of whom is also a director of First National Bank;

•	Each nominee for director;

•	All Company executive officers and directors as a group.
We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Securities Exchange Act, which state that a person may be credited with the ownership of common stock:
•	Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;

•	Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

•	Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

•	Also, a person who has the right to acquire beneficial ownership of shares within 60 days after April 10, 2007, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.

				Pro Forma Percent
	Number of			of Outstanding
Name	Shares Owned (1) (2)	Right to Acquire		Shares(1)
(A) (Five Percent Holder) Mark A. Pirtle 2006 North Main Street, P.O. Box 9, Shelbyville, Tennessee 37160	82,739	-0-		7.98
(B) (Directors) J. G. Brock	1,902	3,000		*
Arthur J. Dyer	412	3,000		*
Rufus W. Gonder	3,412	3,000		*
G. B. Greene	15,538	3,000		1.78
Charles C. Jacobs	15,792	-0-		1.52
Robert W. Jones	18,492	1,000		1.88
C. Levoy Knowles	2,400	1,500		*
J. Douglas Milner	400	3,000		*
Mark A. Pirtle	82,739	-0-		7.98
C. M. Stanley	12,900	-0-		1.25
Thomas D. Vance	19	981		*
(C) Directors and Executive Officers as a Group (17 persons)	160,251 (1)	30,340	(1)	18.06 (1)

*Less than one percent.
Notes to Preceding Table

(1)	The percentages shown are based on 1,036,398 shares of the common stock actually outstanding at February 28, 2007, plus that number of shares obtainable by each person named within the 60 days next succeeding the Annual Meeting pursuant to the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Thus, all options exercisable within 60 days next following the Annual Meeting are included in such person’s total as if such person had exercised all of her or his respective options at the present date. The following directors hold options to purchase stock of the Company: Brock, Dyer, Gonder, Greene, Jones, Knowles, Milner, and Vance as indicated in the table. However, Mr. Vance has the right to acquire 2,981 shares by exercising stock options (981 immediately and 1,000 additional shares on each of August 1, 2007 and 2008). Of the shares shown as held by Mr. Jones, 10,262 are held in the name of a trust as to which Mr. Jones has voting and/or dispositive authority.

The number of shares and options have been adjusted to reflect the 2-for-1 stock split that became effective in 2003.

(2)	This information has been furnished by the directors and officers of the Company. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each director’s total, and classified as subject to the director’s sole voting and dispositive authority. The ownership shown is that reported to the Company as of a recent date. The totals shown include shares held in the name of spouses, minor children, certain relatives, trusts, estates, custodial arrangements for children, and certain affiliated companies and/or business entities as to which beneficial ownership may be disclaimed.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. (The Company knows of no 10% or greater beneficial owner.)
Based solely on its review of the copies of such forms received by it, or (if applicable) written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2006 through December 31, 2006, its executive officers and directors complied with all filing requirements applicable to them, except that former director Gillespie and director Stanley each inadvertently filed one Form 4 late, and directors Pirtle and Vance each inadvertently filed a Form 3 late after being elected to the board of directors.
CERTAIN TRANSACTIONS
Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of the Company and have had transactions with the Company in the ordinary course of the Company’s business. All material transactions involving loans and commitments to such persons and businesses have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. (The Company relies upon its directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Securities Exchange Act). The aggregate indebtedness of management (including the directors and their respective interests) and these related parties to the Company for the past three years was as follows:

	Total Dollar Amount of	Total Amount of	Total Amount of
	Loans to Directors,	Loans As A	Loans As A
Year Ending	Officers, and Their	Percentage	Percentage of
December 31	Affiliates	of Net Loans	Shareholders Equity
2006	$14,869,000	9.27%	27.63%
2005	$5,038,000	3.32%	9.84%
2004	$5,771,000	3.92%	11.52%
In the opinion of the Board of Directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.
Except as disclosed under “Executive Compensation” and elsewhere in this document, the Company’s executive officers and directors did not have business relationships with us which would require individual disclosure under applicable SEC regulations and no such transactions are anticipated during the 2007 fiscal year. Please refer to Note 2 to the Company’s 2006 Consolidated Financial Statements for other information concerning related party transactions.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2008 ANNUAL MEETING
Shareholder Proposals: For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting next year, the written proposal must be received by the Chairman of the Board of the Company at our principal executive offices no later than December 31, 2007. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement is instead a reasonable time before the Company begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed and sent as set forth below under “Delivery of Proposals and Nominations,” below. It is presently expected that the 2008 Annual Meeting will be held on April 8, 2008.
For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the Company’s common stock to approve that proposal, provide the information required by the charter, bylaws and procedures of the Company (including the information specified in this part of the proxy statement), and deliver timely notice thereof to the Chairman of the Board of the Company. In general, the Company requires that the notice be received by the Chairman of the Board of the Company:
•	Not earlier than the close of business on January 15, 2008, and

•	Not later than the close of business on February 16, 2008.
If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s Annual Meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:
•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.
Nomination of Director Candidates: You may propose director candidates for consideration by the Board of Directors as set forth in the following paragraphs.
Selection of Candidates for Directors
The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Board is also responsible for developing and approving criteria nominating new candidates or re-nominating incumbent candidates for Board membership. In 2006 and 2007, the Board served as its own nominating committee. All Board members are eligible to participate in nominations to the Board. Except for Mr. Vance, the Board considers each of its members to be independent. The Board is ultimately responsible for seeking candidates to become or remain Board members, consistent with the criteria believed to be relevant by the Board of Directors, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each Annual Meeting of Shareholders. There is no nominating committee charter at this time.
The Board and management work together to assure that the Company’s Board of Directors has the type of membership that will honestly and diligently serve the interests of the Company, its shareholders, and its other stakeholders. In the nominating process, the Board discusses and evaluates possible candidates in detail based on information available publicly and based on discreet inquiries made by the members. From time to time, the Board considers potential new nominees for the position of an independent director based on many factors, including the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community;

•	Current knowledge and contacts in Warren County and in surrounding counties in Tennessee, and knowledge of the banking industry and other industries relevant to the Company’s business;

•	Diversity of viewpoints, background, experience and other demographics;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The anticipated ability of the potential candidate to work well, and to complement, the other directors and potential directors in building a Board that is effective in advancing the Company’s interests, sensitive to its constituencies, and responsive to its duties and responsibilities.
The Board does not set specific, minimum qualifications that nominees must meet in order for the Board to select them as nominees, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Although the Company’s bylaws and charter do not require that a Board member own stock in the Company, such ownership is believed to be a positive indicator of the individual’s interest in the Company. Once a candidate is identified whom a consensus of the serving Board members wants seriously to consider and move toward nomination, the Chairman of the Board, the President and/or other directors will enter into discussions with that nominee.
The Board will consider any suggestions offered by other directors or shareholders, which on their face appear reasonable, with respect to potential directors. It is the intent of the Board of Directors that there be no difference in the manner in which potential nominees are evaluated based on whether they are nominated by a member of the Board or by a shareholder. Shareholders who wish to submit nominees for director for consideration by the Board for election may do so by submitting one or more proposed candidates’ name and other important information in writing to the Company’s Chairman as described below under “Delivery of Proposals and Nominations.” According to the Company’s bylaws, a shareholder’s nomination must contain at least the information described in this section as to each nominee.
Only persons who are nominated in accordance with the Company’s charter and bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board. Nominations can also be made by any person who was a Company shareholder of record at the time of giving of notice of a proposed nomination as set forth in the Company’s bylaws, who is entitled to vote for the election of directors at the meeting, and who shall have complied with the notice procedures set forth in the bylaws. Nominations cannot be made from the floor of the Annual Meeting and must be made as set forth in the Company’s bylaws.
Subject to applicable law, the Company’s bylaws require that shareholder nominations must be made as follows:
•	The shareholder’s notice of an intent to nominate one or more directors must be received by the Company on a timely basis. Risk of untimely delivery, or of non-delivery, is on the proponent.

•	In order to be timely with respect to annual meetings, the shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than sixty nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is changed by more than thirty days from such anniversary date, the shareholder’s notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

•	In order to be timely with respect to special meetings at which one or more directors are to be elected, the shareholder’s notice must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

•	The shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act.

•	The notice must also include the name and address of the proponent and the number of shares held of record and/or beneficially.

•	The notice must include each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•	In addition, the nominating shareholder shall be responsible for providing to the Company all of the information as to each nominee as is required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, together with each such nominee’s signed consent to serve as a director of the Company if elected.
The bylaws provide that these requirements are to be provided to the Board of Directors and the shareholders so that adequate disclosure can be made to the shareholders concerning any nominee. For that reason, the specified information must be provided even if the Company is not at that time subject either to the Securities Exchange Act or to the rules and regulations of the Securities and Exchange Commission. Nominations that do not comply with the requirements of the bylaws shall be disregarded.
Although the Board of Directors will consider shareholder nominations, the Board is not required to enlarge or change the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a shareholder or any individual director. The Board believes that the procedures and standards outlined above and described in greater detail in its bylaws are sufficient to serve the Company’s needs in its marketplace. In any event, the requirements of the Company’s bylaws, as amended, must be satisfied in the shareholder nomination process. The bylaws are available for inspection and copying as set forth in the section “Shareholder Questions and Availability of Company Information” on page 3 of these materials. Our bylaws contain specific provisions regarding the requirements for making shareholder proposals and nominating director candidates.
The Company’s Board has not received, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to shareholders in connection with its previous year’s Annual Meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.
The procedures to be followed by security holders in submitting recommendations for next year’s Annual Meeting are set forth in this document under the heading “Shareholder Proposals and Nominations for the 2008 Annual Meeting.” At present, there are no differences between the process for identifying and evaluating nominees for director used by the Board of Directors in its nominating committee function, including nominees recommended by security holders, and the Board’s manner in evaluating nominees for director based on whether the nominee is recommended by a shareholder. The Company does not at the present time pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.
Measuring Board Member Independence
The Board assesses whether or not a director is “independent” as that term is used within the meaning of Rule 4200(a)(15) of the NASD. That rule contains a definition of independence under the listing standards of a national securities exchange registered pursuant to Section 6(a) of the Securities Exchange Act or a national securities association registered pursuant to Section 15A(a) of the Securities Exchange Act that has been approved by the United States Securities and Exchange Commission (the “SEC”) (as that definition may be modified or supplemented). In determining director independence, the Company has applied that definition consistently to all members of the Board of Directors and used the independence standards of the same national securities exchange or national securities association for purposes of nominating-committee disclosure under the requirements of the SEC’s rules and regulations including the audit-committee disclosure required under Item 7(d)(3)(iv) of the Securities Exchange Act’s Schedule 14A. (The SEC’s rules and regulations apply to the Company because its shares are registered under the Securities Exchange Act.)
Pursuant to NASD RULE 4200(a)(15), we have determined to be independent any person who, in our judgment, was not an officer or employee of the Company or its affiliates, and who did not have any other relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In accordance with the Rule, we have determined that the following persons will not be considered independent: a director who is employed by the Company or any of its affiliates for the current year or any of the past three years; a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home; a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the entity’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.
Delivery of Proposals and Nominations
All proposals and nominations should be sent in such a manner that they are easily identified as important shareholder communications. They should be and labeled as follows:
Chief Executive Officer
First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
SHAREHOLDER COMMUNICATION ENCLOSED
Risk of timely delivery of shareholder proposals or other business, and risk of compliance with applicable rules concerning such business, is and remains on the proponent. Because risk of non-delivery or untimely delivery remains with the shareholder, we urge you to use caution in mailing any proposals to the Company.

PLEASE EXECUTE THIS PROXY AND RETURN IT IMMEDIATELY.
PROXY
FIRST MCMINNVILLE CORPORATION
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 10, 2007
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
The undersigned holder of shares of the common stock, no par value per share (“Common Stock”) of FIRST MCMINNVILLE CORPORATION (“Company”) hereby appoints Charles C. Jacobs, J. Douglas Milner, and Carl M. Stanley, each with full power to appoint his substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the 2007 Annual Meeting of Shareholders of the Company to be held in the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, on Tuesday, April 10, 2007 (“Meeting”) at 2:30 p.m. local time in McMinnville, Tennessee (Central Time), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is March 14, 2007.
The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. If no specification is made, the persons named as proxy will vote such Common Stock for the election of the directors named in this proxy, for the ratification of the specified auditors, and in the discretion of the proxy as to any other matter to properly come before the Meeting. If this proxy is not dated, it shall be deemed to be dated on the date immediately following the date on which this proxy was mailed by the Company.
1.	To elect as Directors in Director Class I the Nominees listed below:

Mark A. Pirtle and Thomas D. Vance, each to serve a term of two years and until his successor has been elected.

☐	FOR all Nominees listed below	☐	WITHHOLD AUTHORITY to vote
	(except as marked to the contrary below)		for all Nominees listed below
(INSTRUCTIONS: To withhold authority for any individual Nominee, strike a line through the Nominee’s name in the list above.)
2.	To elect as Directors in Director Class II the Nominees listed below:

John Gregory Brock, Arthur J. Dyer, Rufus W. Gonder, G. B. Greene, and Robert W. Jones, each to serve a term of three years and until his successor has been elected.

☐	FOR all Nominees listed below	☐	WITHHOLD AUTHORITY to vote
	(except as marked to the contrary below)		for all Nominees listed below
(INSTRUCTIONS: To withhold authority for any individual Nominee, strike a line through the Nominee’s name in the list above.)
3.	To ratify the appointment of Maggart & Associates, P.C., as independent auditors for the Company for the fiscal year ending December 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	In their discretion, the proxies named herein are authorized to vote upon such other business as properly may come before the meeting.

This proxy when properly executed will be voted in the manner directed above by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.
The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date:	,	2007

			Signature

Date:	,	2007

			Signature, if held jointly
I plan to attend: ☐